As filed with the Securities and Exchange Commission on July 10, 2003
                                                      Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ______________________________

                          KRISPY KREME DOUGHNUTS, INC.
             (Exact name of registrant as specified in its charter)

             North Carolina                                 56-2169715
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                   Identification Number)

          370 Knollwood Street
      Winston-Salem, North Carolina                            27103
 (Address of principal executive offices)                    (Zip Code)


                          Montana Mills Bread Co., Inc.
                         1998 Employee and Non-Employee
                           Director Stock Option Plan
                              (Full title of plan)

                               Randy S. Casstevens
                            Chief Financial Officer,
                             Secretary and Treasurer
                          Krispy Kreme Doughnuts, Inc.
                              370 Knollwood Street
                       Winston-Salem, North Carolina 27103
                     (Name and address of agent for service)

                                 (336) 725-2981
          (Telephone number, including area code, of agent of service)

                         ______________________________

                                    copy to:

                            Gerald S. Tanenbaum, Esq.
                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000

                         ______________________________



                         CALCULATION OF REGISTRATION FEE
===============================================================================================================================
Title of Securities to be      Amount to be            Proposed Maximum              Proposed Maximum             Amount of
        Registered              Registered       Offering Price Per Share (3)  Aggregate Offering Price (3)   Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common stock, no par value     15,155 shares (1)(2)           $45.38                     $687,733.90                 $55.64
-------------------------------------------------------------------------------------------------------------------------------
Preferred stock purchase       15,155                         N/A                           N/A                       N/A
rights (4)                     rights (1)(2)
===============================================================================================================================


(1) This Registration Statement registers an additional 15,155 shares of common stock issuable pursuant to options granted under Montana Mills Bread Co., Inc.'s 1998 Employee and Non-Employee Director Stock Option Plan (the "Plan"). See "Explanatory Note."

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant's common stock, as reported on The New York Stock Exchange on July 9, 2003.

(4) A right to purchase a fraction of a share of the registrant's preferred stock is attached to each share of common stock.


================================================================================

                                EXPLANATORY NOTE

Krispy Kreme Doughnuts, Inc. (the "Registrant") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register an additional 15,155 shares of common stock authorized for issuance pursuant to options granted under the Montana Mills Bread Co., Inc. ("Montana Mills") 1998 Employee and Non-Employee Director Stock Option Plan (the "Plan"). On April 7, 2003, the Registrant acquired the stock of Montana Mills in a merger transaction and assumed Montana Mills' obligations under the Plan. A Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (File No. 333-103434) (the "S-4/S-8") was filed with the Securities and Exchange Commission (the "SEC") on April 8, 2003 covering the initial registration of 29,945 shares for issuance under the Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 15,155 shares under the Plan. Pursuant to such Instruction E, the contents of the S-4/S-8 is incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the SEC:

     (1) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A/A dated April 7, 2003 and any amendment or report filed for the purpose of updating such description;

     (2) The Registrant's annual report on Form 10-K for the fiscal year ended February 2, 2003;

     (3) The Registrant's quarterly report on Form 10-Q for the three-month period ended May 4, 2003; and

     (4) The Registrant's current reports on Form 8-K dated February 10, 2003 and April 7, 2003.

All documents subsequently filed by the Registrant with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable (the Registrant's common stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended).

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of the Registrant's common stock issuable under the Montana Mills Bread Co., Inc. 1998 Employee and Non-Employee Director Stock Option Plan has been passed upon for the Registrant by Kilpatrick Stockton LLP, Winston-Salem, North Carolina.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation and Bylaws of Krispy Kreme Doughnuts, Inc. ("Krispy Kreme" or the "Company") provide that our directors and officers shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director or officer to the fullest extent permitted by North Carolina law. Under Section 55-8-51 of the North Carolina Business Corporation Act, we may indemnify a present or former director if he or she conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in Krispy Kreme's best interests. In all other cases, the director must have believed that his or her conduct was at least not opposed to our best interests. In the case of any criminal proceeding, the director must have had no reasonable cause to believe his or her conduct was unlawful. We may not indemnify a director in connection with a proceeding by or in the right of Krispy Kreme in which the director was adjudged liable to us or, in connection with any other proceeding, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Under North Carolina law, we may indemnify our officers to the same extent as our directors and to such further extent as is consistent with public policy. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Krispy Kreme pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Krispy Kreme maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable

ITEM 8.  EXHIBITS

The following exhibits are filed as part of this Registration Statement:

Exhibit No.         Description
-----------         -----------

     3.1 Amended Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-8 (Commission File No. 333-97787) filed with the Commission on August 7, 2002)

     3.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the year ended February 2, 2003 (Commission File No. 001-16485) filed with the Commission on May 2, 2003)

     4.2 Rights Agreement between the Registrant and Branch Banking and Trust Company, as Rights Agent, dated as of January 18, 2000 (incorporated by reference to Exhibit 4.2 of the Registrant's Amendment No. 4 to the Registration Statement on Form S-1 (Commission File No. 333-92909), filed with the Commission on April 3, 2000)

     5 Opinion of Kilpatrick Stockton LLP regarding the legality of the securities being registered

     10.1 Montana Mills Bread Co., Inc. 1998 Employee and Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.3 of Montana Mills' Registration Statement on Form SB-2 (Commission File No. 333-86956) filed with the Commission on June 7, 2002)

     23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants

     23.3 Consent of Kilpatrick Stockton LLP (included in Exhibit 5)

     24 Powers of Attorney authorizing execution of Registration Statement on Form S-8 on behalf of certain directors of the Registrant (included in signature pages to the Registration Statement)

ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 10th day of July, 2003.

                                 KRISPY KREME DOUGHNUTS, INC.



                                 By:    /s/ Randy S. Casstevens
                                        -----------------------------------
                                        Name:    Randy S. Casstevens
                                        Title:   Chief Financial Officer

Each person whose signature appears below in so signing also makes, constitutes and appoints Scott A. Livengood, John W. Tate and Randy S. Casstevens, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all amendments and post-effective amendments to this registration statement, and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all post-effective amendments thereto together with exhibits to any such registration statements or amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact's substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on July 10, 2003 by the following persons in the capacities indicated.


/s/ Scott A. Livengood              Chairman of the Board, President and Chief
--------------------------------    Executive Officer  (Principal Executive
Scott A. Livengood                  Officer)


/s/ John N. McAleer                 Vice Chairman of the Board and Executive
--------------------------------    Vice President, Concept Development
John N. McAleer

/s/ Randy S. Casstevens             Chief Financial Officer  (Principal
--------------------------------    Financial and Accounting Officer)
Randy S. Casstevens

/s/ Erskine Bowles                  Director
--------------------------------
Erskine Bowles

/s/ Mary Davis Holt                 Director
--------------------------------
Mary Davis Holt

/s/ William T. Lynch                Director
--------------------------------
William T. Lynch

/s/ James H. Morgan                 Director
--------------------------------
James H. Morgan

/s/ Dr. Su Hau Newton               Director
--------------------------------
Dr. Su Hua Newton

/s/ Robert L. Strickland            Director
--------------------------------
Robert L. Strickland

/s/ Togo D. West, Jr.               Director
--------------------------------
Togo D. West, Jr.

                                INDEX TO EXHIBITS


Exhibit No.         Description
-----------         -----------

     3.1 Amended Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-8 (Commission File No. 333-97787) filed with the Commission on August 7, 2002)

     3.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the year ended February 2, 2003 (Commission File No. 001-16485) filed with the Commission on May 2, 2003)

     4.2 Rights Agreement between the Registrant and Branch Banking and Trust Company, as Rights Agent, dated as of January 18, 2000 (incorporated by reference to Exhibit 4.2 of the Registrant's Amendment No. 4 to the Registration Statement on Form S-1 (Commission File No. 333-92909), filed with the Commission on April 3, 2000)

     5 Opinion of Kilpatrick Stockton LLP regarding the legality of the securities being registered

     10.1 Montana Mills Bread Co., Inc. 1998 Employee and Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.3 of Montana Mills' Registration Statement on Form SB-2 (Commission File No. 333-86956) filed with the Commission on June 7, 2002)

     23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants

     23.3 Consent of Kilpatrick Stockton LLP (included in Exhibit 5)

     24 Powers of Attorney authorizing execution of Registration Statement on Form S-8 on behalf of certain directors of the Registrant (included in signature pages to the Registration Statement)

                                                                       Exhibit 5


                       Opinion of Kilpatrick Stockton LLP

July 10, 2003

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

                  Re: Krispy Kreme Doughnuts, Inc. (the "Company") Montana Mills Bread Co., Inc. 1998 Employee and Non-Employee Director Stock Option Plan
                       Registration Statement on Form S-8
                       -----------------------------------------------

Ladies and Gentlemen:

We have been requested to advise regarding the legality of 15,155 shares of common stock of the Company, no par value (together with the attached preferred stock purchase rights, the "Shares"), to be offered under the Montana Mills Bread Co., Inc. ("Montana Mills") 1998 Employee and Non-Employee Director Stock Option Plan (the "Plan").

As to matters of fact, we have examined and relied upon originals or copies certified to our satisfaction of such corporate records, certificates of corporate officers and certificates of public officials and have conducted such investigation as in our judgment is necessary or appropriate to enable us to render the opinion expressed below.

Based on and subject to the foregoing, we are of the opinion that 15,155 shares of Krispy Kreme Doughnuts, Inc. common stock, no par value, to which the Registration Statement referred to above relates, have been reserved for issuance pursuant to the Plan. All such reserved shares have been duly authorized and will be validly issued, fully paid and nonassessable when delivered against proper payment therefor in accordance with the terms of the Plan.

We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement referred to above.


                                                       Very truly yours,

                                                       KILPATRICK STOCKTON LLP

                                                                    Exhibit 23.1


                       Consent Of Independent Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2003 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders of Krispy Kreme Doughnuts, Inc., which is incorporated by reference in Krispy Kreme Doughnuts, Inc.'s Annual Report on Form 10-K for the year ended February 2, 2003. We also consent to the incorporation by reference of our report dated March 13, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Greensboro, North Carolina

July 9, 2003